EXHIBIT 99.1

FOR IMMEDIATE RELEASE PRESS RELEASE October 1, 2010

Angiotech Pharmaceuticals, Inc. Defers Interest Payments Under Senior

Subordinated Notes

Angiotech Conducting Discussions With Majority of Senior Subordinated Note

Holders And Finalizing Details of Transaction to Effectuate a Significant Reduction

in Debt

Business Operations Will Continue As Usual

Vancouver, BC, October 1, 2010 – Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI; TSX: ANP) (“Angiotech” or the “Company”) announced today that it has determined, in connection with discussions being conducted with holders of approximately 72% of the Company’s 7.75% Senior Subordinated Notes (the “Subordinated Notes”), that it will not make interest payments totaling approximately $9.7 million due to holders of the Subordinated Notes on October 1, 2010. The Company is currently in discussions with holders of its Subordinated Notes to effectuate a transaction that would materially reduce the Company’s existing debt levels.

The transaction, if completed and approved, would provide for substantial improvement in the Company’s credit ratios, liquidity and operating flexibility. Angiotech expects to announce specific details relating to the transaction in the very near future. In the near term, the Company’s operating entities remain adequately supported, with cash on hand in excess of $25 million as of September 24, 2010.

Concurrent with these discussions, the Company has entered into a Forbearance Agreement with Wells Fargo Capital Finance, LLC (“Wells Fargo”), pursuant to which Wells Fargo has agreed to leave in place the Company’s existing revolving credit facility and not immediately exercise rights or remedies it may have relating to the Company’s decision to defer the interest payment due to the holders of the Subordinated Notes.

“We believe concluding these discussions will be a critical step in advancing Angiotech’s primary mission of providing innovative surface modified medical devices, drug-device combinations and novel locally delivered therapeutics to our physician customers and their patients,” said Dr. William Hunter, President and CEO of Angiotech. “We appreciate our Subordinated Note holders and our lenders at Wells Fargo working with the Company to facilitate a consensual transaction that allows our business plan to move forward consistent with our strategic vision and in partnership with our customers, operations, and employees.”

“To date, we have held substantive and constructive discussions with the holders of a significant majority of our Subordinated Notes, who have been supportive of our business plan and are excited about Angiotech’s future prospects,” said Thomas Bailey, Chief Financial Officer of Angiotech. “We expect to complete discussions in the very near future, and if concluded the transaction is expected to immediately and substantially improve our financial flexibility and competitive position.”

Mr. Bailey added, “Throughout this transaction process we will continue to remain focused on providing our customers with quality products and on-time deliveries, and our employees, suppliers, partners and trade creditors will continue to receive all amounts owing to them in the ordinary course of business.”

Pursuant to the terms of the Subordinated Notes, Angiotech has a 30 day grace period from the date an interest payment is due in which to make the required interest payment to the holders of the Subordinated Notes before the Company is in default of its obligations. Angiotech intends to utilize the 30 day grace period to attempt to reach an agreement which Angiotech believes will be beneficial for all of its stakeholders.

Failure to make the interest payment on the Subordinated Notes within 30 days of the due date (or such extended grace period as may be agreed to by the requisite bondholders) would constitute an event of default under the indenture governing the Subordinated Notes. Any such event of default would permit holders of 25% or more of the aggregate outstanding principal amount of such Subordinated Notes to accelerate obligations under the Subordinated Notes. Additionally, if the Company fails to make the interest payment due on the Subordinated Notes prior to the expiration of any applicable grace period, such failure will also result in an event of default under the indenture governing the Company’s Senior Floating Rate Notes due 2013.

Under the Company’s Credit Agreement with Wells Fargo, the failure to make interest payments on the Subordinated Notes would constitute an event of default, which in turn would permit Wells Fargo to accelerate the Company’s obligations thereunder and terminate any outstanding commitments. As noted, the Company has entered into a Forbearance Agreement with Wells Fargo, pursuant to which Wells Fargo has agreed not to take any action under the Company’s Credit Agreement before October 31, 2010 with respect any event of default relating to the Company’s decision to defer interest payments due on October 1, 2010. To date, the Company has no borrowings outstanding under the Wells Fargo facility. As of September 24, 2010, the Company had no advances outstanding and available liquidity of approximately $15 million under the Credit Agreement.

As of October 1, 2010, the Company has not reached an agreement with the holders of the Subordinated Notes and the Company can give no assurance that an agreement will be reached. Any recapitalization transaction resulting from the discussions with the holders of the Subordinated Notes would be subject to completion of definitive documentation and the satisfaction of any conditions contained therein.

The discussions between Angiotech and holders of the Subordinated Notes follow previous announcements that the Company had retained the Blackstone Group LP to analyze its capital structure and advise it in its exploration of financial and strategic alternatives for all or part of its business. Over the course of the past 24 months, working together with Blackstone and the Company’s legal advisors at Osler, Hoskin & Harcourt LLP and Willkie Farr & Gallagher LLP, the Company has undertaken significant initiatives to reduce costs and manage its liquidity, implemented a senior secured revolving credit facility with Wells Fargo, and explored a wide range of potential strategic and financial transactions, with the primary goals of improving the Company’s credit ratios, reducing the aggregate amount of its indebtedness and securing additional working capital liquidity to fund the Company’s various business initiatives. In addition, Angiotech and its advisors have explored, and will continue to explore, opportunities that could capture strategic value for part or all of the business or that could enhance the Company’s competitive position, or could provide for sharing of certain of the Company’s significant investments in commercial and research initiatives with a corporate partner or partners. The Company has said it will provide further updates on said processes as information warrants.

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2010 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2009 filed with the SEC on Form 10-K, as amended, and our quarterly report for the 2nd quarter of 2010 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2010 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Rick Smith

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com